UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On February 13, 2025, Cerence Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders cast their votes on four proposals as follows:

Proposal 1: To elect seven members of the Company’s Board of Directors:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Arun Sarin	20,146,856	451,125	55,039	9,498,710
Brian Krzanich	20,424,850	177,193	50,977	9,498,710
Marianne Budnik	20,099,143	501,205	52,672	9,498,710
Douglas Davis	20,101,525	435,088	116,407	9,498,710
Marcy Klevorn	20,181,367	357,412	114,241	9,498,710
Kristi Ann Matus	20,324,881	269,077	59,062	9,498,710
Alfred Nietzel	20,225,822	367,124	60,074	9,498,710

Proposal 2: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
19,911,502	622,221	119,297	9,498,710

Proposal 3: To ratify the appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025:

For	Against	Abstain	Broker Non-Votes
29,548,737	439,211	163,782	0

Proposal 4: To approve an amendment to the Company's amended and restated certificate of incorporation to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to recent amendments to the Delaware General Corporation Law, which was not approved:

For	Against	Abstain	Broker Non-Votes
19,358,822	1,229,680	64,518	9,498,710

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: February 18, 2025	By:	/s/ Brian Krzanich
	Name:	Brian Krzanich
	Title:	Chief Executive Officer